Exhibit 2.1

Electronic Articles of Incorporation	P20000098251
For	FILED
December 16, 2020
Sec. Of State
tburch

AMERICAN STORIES ENTERTAINMENT INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

AMERICAN STORIES ENTERTAINMENT INC.

Article II

The principal place of business address:

1449 WETHERINGTON WAY

PALM HARBOR, FL. US 34683

The mailing address of the corporation is:

1449 WETHERINGTON WAY

PALM HARBOR, FL. US 34683

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

10000000

Article V

The name and Florida street address of the registered agent is:

LINDA BATDORF

1940 RAINBOW DR

# 100

CLEARWATER, FL. 33765

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature:     LINDA BATDORF

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Article VI

The name and address of the incorporator is:

VANESSA CALHOUN

2804 GATEWAY OAKS DR

# 100

SACRAMENTO, CA 95833

Electronic Signature of Incorporator:     VANESSA CALHOUN

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: DIR

LINDA BATDORF

1449 WETHERINGTON WAY

PALM HARBOR, FL. 34683 US

Title: DIR

ROBERT CEFAIL

1449 WETHERINGTON WAY

PALM HARBOR, FL. 34683 US

Article VIII

The effective date for this corporation shall be:

12/16/2020

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Articles of Amendment
to
Articles of Incorporation
of

American Stories Entertainment Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P20000098251

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _______________

____
(Florida street address)

New Registered Office Address: _______________ , Florida _______________
(City) *(Zip Code)*

2022 JUL 29 AM 9:38

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

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If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	____	____	____
____ Add			____
____ Remove			____
2) ____ Change	____	____	____
____ Add			____
____ Remove			____
3) ____ Change	____	____	____
____ Add			____
____ Remove			____
4) ____ Change	____	____	____
____ Add			____
____ Remove			____
5) ____ Change	____	____	____
____ Add			____
____ Remove			____
6) ____ Change	____	____	____
____ Add			____
____ Remove			____

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E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

(1)Amendment to Articles attached as Exhibit "A"

(2)Certificate of Designation attached as Exhibit "B"

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

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The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date if applicable: ______________________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by 2000 (100%)."

(voting group)

Dated 22 JUL 22

Signature [signature]

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Robert Cefail

(Typed or printed name of person signing)

President

(Title of person signing)

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"Exhibit A"

Article IV of the Articles of Incorporation shall be amended to state:

The Corporation shall have the authority to issue Seventy-Four Million (76,000,000) shares of stock, of which Sixty Four Million (64,000,000) shares are designated as Common Stock, 2000 of which shall be voting common shares and the remaining common shares shall be non-voting common shares. Twelve Million (12,000,000) shares are designated as Preferred Stock, having a par value $.0001 per share.

The corporation exercises its right, pursuant to Section 607.0902(5) of the Florida Business Corporation Act, or any successor thereto, to avoid the provisions pertaining to control-share acquisitions contained in Section 607.0902 of the Florida Business Corporation Act, or any successor thereto.

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2/10/2021 Division of Corporations

P20000098251

Florida Department of State
Division of Corporations
Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H21000057789 3)))

H210000577893ABC6

Note: DO NOT hit the REFRESH/RELOAD button on your browser from this page. Doing so will generate another cover sheet.

To:
Division of Corporations
Fax Number : (850)617-6380

From:
Account Name : SPIEGEL & UTRERA, P.A.
Account Number : FCA000000001
Phone : (305)854-6000
Fax Number : (305)860-2076

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address: ______________________________

2021 FEB 10 PM 2:15
SECRETARY OF STATE
TALLAHASSEE FL
FILED

COR AMND/RESTATE/CORRECT OR O/D RESIGN
AMERICAN STORIES ENTERTAINMENT INC.

Certificate of Status	0
Certified Copy	0
Page Count	03
Estimated Charge	$35.00

Y. SHIKER
FEB 11 2021

Electronic Filing Menu   Corporate Filing Menu   Help

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H21000057789 3

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

AMERICAN STORIES ENTERTAINMENT INC.

Pursuant to the provisions of section 607.1006, Florida Statutes, this corporation adopts the following Articles of Amendments to its Articles of Incorporation:

FIRST: Article IV of the Articles of Incorporation states:

SECOND: Article IV of the Articles of Incorporation shall be amended to state:

4.1 The maximum number of common shares that this Corporation is authorized to have outstanding at any time is 10,000,000 shares of common stock:

4.1.1 2,000 of the common shares shall be voting common shares and 9,998,000 of the common shares shall be non-voting common shares, and,

4.1.2 All holders of shares of common stock shall be identical with each other in every respect and the holders of the voting common shares shall be entitled to have unlimited voting rights on all shares and shall be entitled to one vote for each share on all matters on which Shareholders have the right to vote, and,

FILED 2021 FEB 10 PM 2:15 SECRETARY OF STATE TALLAHASSEE, FL

H21000057789 3

SPIEGEL & UTRERA, P.A.
LAWYERS
www.amerilawyer®.com
1840 CORAL WAY, 4TH FLOOR, MIAMI, FL 33145 - (305) 854-6000 - (800) 603-3900 - FACSIMILE (305) 857-3700
MAILING ADDRESS - POST OFFICE BOX 450605, MIAMI, FL 33245-0605

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H21000057789 3

4.1.3 The non-voting common shares shall carry no right to vote for election of directors of the Corporation and no right to vote on any matter presented to the Shareholders of the Corporation for their vote or approval, except only as the laws of the State of Florida require that voting rights be granted to such non-voting common shares, and,

4.1.4 All holders of shares of common stock, whether voting or non-voting, upon the Dissolution of the Corporation, shall be entitled to receive the net assets of the Corporation after distribution has been completed to any preferred Shareholder.

4.2 No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Director(s) may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Director(s) may deem advisable in connection with such issuance.

4.3 The Board of Director(s) of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Director(s) may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the bylaws of the Corporation.

4.4 The Board of Director(s) of the Corporation may, by Restated Articles of Incorporation, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or term or conditions of redemption of the stock.

THIRD: The date of the adoption of this amendment is the 21 January 2021.

FOURTH: The Amendment was approved by the Shareholders. The number of votes cast for the Amendment was sufficient for approval.

H21000057789 3

SPIEGEL & UTRERA, P.A.
LAWYERS
www.amerilawyer®.com
1840 CORAL WAY, 4TH FLOOR, MIAMI, FL 33145 - (305) 854-6000 - (800) 603-3900 - FACSIMILE (305) 857-3700
MAILING ADDRESS - POST OFFICE BOX 450605, MIAMI, FL 33245-0605

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H21000057789 3

FIFTH: This amendment shall be effective upon the filing of these Articles of Amendment to Articles of Incorporation with the Secretary of State of Florida.

Signed this 21 January 2021

Robert Cefail, Chairman of the Board of Directors

H21000057789 3

SPIEGEL & UTRERA, P.A.
LAWYERS
www.amerilawyer®.com
1840 CORAL WAY, 4TH FLOOR, MIAMI, FL 33145 - (305) 854-6000 - (800) 603-3900 - FACSIMILE (305) 857-3700
MAILING ADDRESS - POST OFFICE BOX 450605, MIAMI, FL 33245-0605

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